SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant [x]                Filed by a party other than the
                                       registrant [ ]
Check the appropriate box:

[ ]  Preliminary proxy statement

[x]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    Shared Technologies Fairchild Inc.
- --------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                    Shared Technologies Fairchild Inc.
- --------------------------------------------------------------------------------
                (Name of Person[s] Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [x]  $125  per  Exchange  Act  Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-
          6(j)(2).

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ]  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(4)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                       SHARED TECHNOLOGIES FAIRCHILD INC.
                              100 GREAT MEADOW ROAD
                         WETHERSFIELD, CONNECTICUT 06109
                                 (860) 258-2400

                                    --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 1996

                                    --------

     The Annual Meeting of Stockholders of Shared Technologies Fairchild Inc. (the "Company") will be held at the Company's offices, located at 100 Great Meadow Road, Wethersfield, Connecticut 06109 on Friday, May 10, 1996, at 10:00 a.m., for the purpose of considering and acting upon the following matters:

     1.   To elect one class of four directors;

     2. To ratify the adoption by the Company of an incentive stock option plan;

     3. To approve the material terms of the performance goals for the fiscal 1996 incentive compensation awards for certain executives of the Company; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the provisions of the Company's Bylaws, the Board of Di-rectors has fixed the close of business on April 23, 1996 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying envelope. The proxy will not be used if you attend and vote at the meeting in person or if you revoke the proxy prior to the meeting.

                                            By Order of the Board of Directors


                                            KENNETH M. DORROS
                                            Secretary


Dated: April 26, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                       SHARED TECHNOLOGIES FAIRCHILD INC.
                              100 GREAT MEADOW ROAD
                         WETHERSFIELD, CONNECTICUT 06109
                                 (860) 258-2400

                                    --------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                    --------

                                  MAY 10, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Shared Technologies Fairchild Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 10, 1996 and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

     The Board of Directors has fixed April 23, 1996 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 23, 1996, there were outstanding and entitled to vote 14,773,912 shares of Common Stock of the Company, $.004 par value per share ("Common Stock"). Each share is entitled to one vote.

     The presence of the holders of at least one-third in interest of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. Therefore, holders of not less than 4,924,638 shares of Common Stock must be present in person or by proxy for there to be a quorum. Shares of Common Stock represented by all proxies received, including proxies that withhold authority for the election of directors, as well as "broker non-votes", discussed below, count toward establishing the presence of a quorum.

     Assuming the presence of a quorum, directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting in the election of directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of directors of the Company.

     Assuming the presence of a quorum, an affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting will be required for ratification of the adoption of the 1996 Equity Incentive Plan. As to such matter, shares may be voted for or against the matter or may abstain from voting on the matter. Abstentions and "broker non-votes," discussed below, are not counted in determining the number of votes cast with respect to such matter.

     Under applicable rules, brokers who hold shares of the Company's Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. Item 1, the uncontested election of directors, is a "routine" matter for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine," which includes Items 2 and 3 on the agenda for this meeting of the Company's stockholders, brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter (whether it is "routine" or "non-routine") or does not indicate a specific choice ("for", "against" or "abstain") on a matter that is "non-routine," that action is called a "broker non-vote" as to that matter. "Broker non-votes", whether with respect to "routine" matters, such as Item 1 on the agenda for this meeting, or "non-routine" matters, are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this meeting of the Company's stockholders, shares represented by such a proxy card would be voted for the election of the director nominees.

     The Company's Annual Report for the fiscal year ended December 31, 1995 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 26, 1996.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The Board of Directors currently consists of eleven members, divided into two classes of four directors each and one class of three directors, with the terms of each class staggered so that the term of one class expires at each annual meeting of the stockholders.

     The terms of directors in one class, consisting of four directors, Ajit G. Hutheesing, Jo McKenzie, Jeffrey J. Steiner and Mel D. Borer, expire at the 1996 annual meeting. All of the nominees are currently members of the Board. Unless otherwise instructed in the proxy, all proxies will be voted for the election of each of these nominees to a three-year term expiring at the 1999 annual meeting, with each to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

     The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age, for the four nominees and each director continuing in office.

     THE  BOARD OF  DIRECTORS  RECOMMENDS  THAT YOU VOTE FOR EACH OF THESE  NOM-
INEES.

                                             DIRECTOR                  POSITION                  TERM
                NAME                   AGE    SINCE                  WITH COMPANY                ENDS
                ----                   ---    -----                  ------------                ----
NOMINEES FOR ELECTION:
Mel D. Borer(1)                        52      1996     President, Chief Operating Officer and   1996
                                                        Director
Ajit G. Hutheesing(3)(4)               60      1994     Director                                 1996
Jo Mckenzie(2)                         64      1991     Director                                 1996
Jeffrey J. Steiner(1)(4)               59      1996     Vice Chairman and Director               1996

DIRECTORS CONTINUING IN OFFICE:
Anthony D. Autorino(1)(4)              56      1986     Chairman, Chief Executive Officer and    1997
                                                        Director
Thomas H. Decker(4)                    54      1992     Director                                 1997
William A. Dibella(2)(3)               53      1986     Director                                 1998
Vincent Divincenzo(4)                  46      1992     Senior Vice President -- Administration  1997
                                                        and Finance, Treasurer, Chief Financial
                                                        Officer and Director

                                             DIRECTOR                  POSITION                  TERM
                NAME                   AGE    SINCE                  WITH COMPANY                ENDS
                ----                   ---    -----                  ------------                ----
Natalia Hercot                         30      1996     Director                                 1998
Edward J. Mccormack, Jr.(2)(3)         72      1991     Director                                 1997
Donald E. Miller                       49      1996     Director                                 1998

- --------
(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation and Stock Option Committee.

(4) Member of the Strategic Steering Committee.

     MEL D. BORER is President, Chief Operating Officer and Director. He was Vice President of Fairchild Industries, Inc. from 1991 until March 1996 and President of Fairchild Communications Services Company from 1989 until March 1996.

     AJIT G. HUTHEESING is a Director. He has been director of the Company since June 1994. Mr. Hutheesing is the founder, Chairman and Chief Executive Officer of International Capital Partners, Inc. ("ICP"). Prior to starting ICP in 1988, he was Chairman of the Board and Director of Corporate Finance of The Sherwood Group. Before joining Sherwood, Mr. Hutheesing was with the J. Henry Schroder Corporation from 1975 to 1986 and held the position of Vice Chairman from 1982. Prior to that time, Mr. Hutheesing spent ten years with the International Finance Corporation, a private sector investment banking arm of the World Bank. Mr. Hutheesing is Chairman of Age Wave, Inc. He also serves as a director of Counsel Corporation and Cryenco Sciences Inc. He was educated at Cambridge University in England where he received a B.S. degree in chemistry, physics and mathematics and an M.A. degree in chemical engineering. Mr. Hutheesing holds an M.B.A. degree from Columbia University.

     JO MCKENZIE is a Director. She has been a director of the Company since June 1991. Mrs. McKenzie is a former Republican State Chairwoman of Connecticut and has held a wide variety of Republican Party leadership positions at the federal, state and local levels. Recently, Mrs. McKenzie served as a Republican National Committeewoman from Connecticut. From 1993, Mrs. McKenzie has been a consultant to businesses providing hospitality services.

     JEFFREY J. STEINER is Vice Chairman of the Board and a Director. He has been Chairman of the Board and Chief Executive Officer of The Fairchild Corporation ("TFC") since December 1985, and President of TFC since July 1, 1991. Mr. Steiner also served as President of TFC from November 1988 until January 1990. He has served as Chairman of the Board, Chief Executive Officer and President of Banner Aerospace since September 1993. He served as Vice Chairman of the Board of Rexnord Corporation from July 1992 to December 1993. He served as Chairman, President and Chief Executive Officer of Fairchild Industries, Inc. from July 1991 until March 1996 and of RHI Holdings, Inc. from 1988 until March 1996. Mr. Steiner is and for the past five years has been President of Cedco Holdings Ltd. He serves as a director of The Franklin Corporation, The Copley Fund and TFC.

     ANTHONY D. AUTORINO is the Chairman of the Board, Chief Executive Of-ficer, and Director. Mr. Autorino has been Chairman, President and Chief Executive Officer of the Company since January 1986. From January 1985 to January 1986, he was Chairman and Chief Executive Officer of ShareTech, a joint venture between United Technologies Corporation and AT&T. He was President of United Technologies Building System Company from 1981 to 1984 and was its Chairman and Chief Executive Officer from 1984 to 1985. Mr. Autorino joined the Hamilton Standard Division of United Technologies in 1960, holding the positions of Vice President, Executive Vice President and President of the Division. Mr. Autorino was Chairman of the firearms manufacturer Colt's Manufacturing Company, Inc. and of its parent company, CF Holding Corp. from March 1990 to March 1992. He also served as Acting Chief Executive Officer from September 1991 to December 1991. Mr. Autorino is also a director of FiberVision Corporation. Mr. Autorino serves on the board of directors of the Connecticut Children's Medical Center.

     THOMAS H. DECKER is a Director. He has been a director of the Company since May 1992. Since September 1992, Mr. Decker has served as a Senior Vice President of Investments at Prudential Securities. From 1981 to September 1992 he served as a Senior Vice President at Tucker Anthony Incorporated. Mr. Decker also serves as a director of FiberVision Corporation.

     WILLIAM A. DIBELLA is a Director. He has been a director of the Company since April 1986. Since 1981, Mr. DiBella has been a Connecticut State Senator and is currently Senate Minority Leader and was Senate Majority leader from 1992 to 1994. Prior thereto, he served as Chairman of the Finance, Revenue and Bonding Committee. Mr. DiBella was Chairman of the Metropolitan District Commission 1977 to 1981, was a member of the Hartford City Council from 1971 to 1979 and Deputy Mayor from 1975 to 1977.

     VINCENT DIVINCENZO is Senior Vice President -- Administration and Fi-nance, Chief Financial Officer and Director. He has been a director of the Company since May 1992 and Senior Vice President -- Administration and Fi-nance, Treasurer and Chief Financial Officer since September 1993. Mr. Di-Vincenzo joined the Company in July 1988 and served as its Vice President -- Finance, Treasurer and Chief Financial Officer until September 1993. From 1987 to 1988, Mr. DiVincenzo was Controller of KCR Technology, Inc. From 1982 to
1986, he was employed by Lorlin Test Systems (formerly Eaton Corporation) serving as controller in his last capacity. Prior to 1982, Mr. DiVincenzo served as Manager of General Accounting for Interrad Corporation and for the ConDiesel Mobile Equipment Division of Condec Corporation.

     NATALIA HERCOT IS a Director. She was a Director of FII from 1989 until March 1996. Since 1991, she has served in various capacities at both TFC and FII, and currently serves as International Coordinator and Translator at TFC. Ms. Hercot is the daughter of Jeffrey J. Steiner.

     EDWARD J. MCCORMACK, JR. is a Director. He has been a director of the Company since June 1991. Mr. McCormack is a former three-term Attorney General of The Commonwealth of Massachusetts. Mr. McCormack is a lawyer with the law firm of Goldstein & Manello, P.C., Boston, Massachusetts. From 1988 until September 1991, Mr. McCormack was a senior partner of the law firm of McCormack & Putziger in Boston. He is a former three-term Boston City Council member, having served as President of the Council and Acting Mayor of the City of Boston.

     DONALD E. MILLER is a Director. He has been a Director of the Company since March 1996. Mr. Miller was Vice President and General Counsel of Fairchild Industries, Inc. from 1991 until March 1996 and its Secretary from 1995 until March 1996. He has been Senior Vice President and General Counsel of The Fairchild Corporation since 1991 and its Secretary since 1995. Prior to 1991, Mr. Miller was a principal in the law firm Temkin & Miller, Ltd., in Providence, Rhode Island.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors which provides the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee is currently comprised of Mrs. McKenzie and Messrs. DiBella and McCormack. The Audit Committee met once during the year ended December 31, 1995, to review the effectiveness of the auditors during the annual audit, discuss the Company's internal control policies and procedures and consider and recommend the selection of the Company's independent public accountants.

     The Company has a standing Compensation and Stock Option Committee of the Board of Directors which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is currently comprised of Messrs. Hutheesing, DiBella and McCormack. The Compensation Committee met twice during the year ended December 31, 1995.

     The Company has an Executive Committee of the Board of Directors which is authorized to act on behalf of the Board of Directors when the Board is not in session. The Executive Committee is currently comprised of Messrs. Autorino, Steiner and Borer. The Executive Committee met twice during the year ended December 31, 1995.

     The Company has a Strategic Steering Committee, which is authorized to review, analyze and present to the Board of Directors various options, such as strategic alliances. The Strategic Steering Committee is currently comprised of Messrs. Autorino, Steiner, DiVincenzo, Hutheesing and Decker. The Strategic Steering Committee met three times during the year ended December 31, 1995.

     During the year ended December 31, 1995, the Board of Directors held seven meetings. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors held during the period in which they served on the Board, except for two former directors, Herbert L. Oakes, Jr., who attended 71% of the meetings, and Lewis M. Rambo, who attended 50% of the meetings prior to his resignation October 10, 1995. Each of the directors also attended at least 75% of all committees of the Board of Directors on which they respectively served. The Company does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive cash compensation of $750 per meeting of the Board of Directors attended ($400 if attended by teleconference) and $500 for each committee meeting attended ($400 if attended by teleconference), plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

     The Company has a formula-based stock option plan for independent di-rectors, the 1994 Directors Option Plan (the "Directors' Plan"). Under the Directors' Plan, an "independent director" is a director of the Company who is neither an employee nor a principal stockholder of the Company. The Directors' Plan provides for a one-time grant of an option to purchase 15,000 shares of Common Stock to all independent directors who served during the 1994-95 term, issuable as of September 22, 1994.

     The Directors' Plan further provides for the grant of an option to purchase 15,000 shares of Common Stock to each independent director first elected after September 22, 1994, the effective date of the Directors' Plan.

     Each independent director who received a one-time option grant on Sep-tember 22, 1994 who was elected to a new term as a director in 1995 or is elected to a new term as a director in 1996 received or shall receive upon such reelection a grant of an option for 5,000 or 10,000 options, respectively. Reelection after 1996 of any independent director in service as of September 22, 1994 shall entitle such director to a grant of 15,000 options.

     All options will be exercisable at the closing bid price for the date preceding the date of grant on which there was a sale of Common Stock on the principal national securities exchange on which the Common Stock was then listed or admitted to trading. Options will vest at the rate of one-third per year of service completed as a director, and are exercisable for so long as the optionee continues as an independent director of the Company and for a period of 90 days after the optionee ceases to be a director of the Company. The options will in no event be exercisable for a period in excess of ten years following the grant date.

                 PROPOSAL TO APPROVE 1996 EQUITY INCENTIVE PLAN
                             (ITEM 2 ON PROXY CARD)

     On February 2, 1996, the Board of Directors authorized the 1996 Equity Incentive Plan (the "1996 Plan"), subject to approval by the stockholders, pursuant to which the Company will offer shares, and share-based compensation, to key employees and consultants of, and persons having a business relationship with, the Company, its subsidiaries and affiliates. The 1996 Plan will provide for the grant to eligible employees of stock options, stock appreciation rights, restricted stock, performance shares, and performance units (the "Awards"). The 1996 Plan will be administered by the Compensation and Stock Option Committee of the Company's Board of Directors (the "Compensation Committee"), which will be entitled to make all determinations with respect to selection of participants and the Awards to be granted. Officers and full-time salaried employees of the Company who, in the judgment of the Compensation Committee, are in a position to make a substantial contribution to the management, growth and success of the Company will be eligible to receive Awards.

     The 1996 Plan provides that not more than 1.5 million shares of Common Stock will be granted under the 1996 Plan. However, the number of shares is subject to adjustment to reflect certain dilutive changes in the number of outstanding shares of Common Stock. Any shares subject to an Award, which are not issued or are forfeited because the terms and conditions of the Award are not met, may again be used for an Award under the 1996 Plan. However, the exercise of a stock appreciation right will result in the cancellation of the related stock option, and options so cancelled shall not be available for future Awards. Prior to being earned (or exercised, in the case of stock options), no rights under any Award may be transferred.

     A stock option grant will entitle a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share. In the discretion of the Compensation Committee, stock options may be granted as non-qualified stock options or incentive stock options. The purchase price per share of Common Stock subject to an option shall be fixed by the Compensation Committee at the time such option is granted, but shall not be less than 100% of the fair market value per share of Common Stock at the time the option is granted in the case of incentive stock options and shall not be less than 50% of the fair market value per share of Common Stock at the time the option is granted in the case of non-qualified stock options, provided that such non-qualified options, if priced below fair market value, shall be subject to vesting requirements as determined in the discretion of the Compensation Committee. Furthermore, any such below-market pricing shall be subject to bona fide business criteria, as determined by the Compensation Committee. Payment for shares of Common Stock acquired on exercise of a stock option may be made in cash, in shares of Common Stock having a fair market value as of the date of exercise equal to the exercise price, or a combination thereof. However, the Compensation Committee will be able to impose limitations on the use of shares of Common Stock to exercise stock options, as it deems appropriate. Stock options may be exercised during such periods of time fixed by the Compensation Committee (except that no incentive stock option may be exercised later than ten years after the date of grant).

     Stock appreciation rights ("SARs") may be granted only in tandem with stock options. Each SAR will entitle the participant, in general, to receive upon exercise the excess of a share's fair market value at date of exercise over the exercise price of the related stock option. An SAR granted in tandem with an option will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

     A grant of restricted stock will consist of a specified number of shares of Common Stock which will be contingently awarded in amounts to be determined by the Compensation Committee to those participants selected by the Compensation Committee and will be subject to forfeiture to the Company under such conditions and for such a period of time as the Compensation Committee may determine. A participant may vote and receive dividends on restricted stock, but may not sell, assign, transfer, pledge or otherwise encumber the restricted stock during the restricted period. The purchase price, if any, to be paid for the restricted stock will be determined at the time of grant by the Compensation Committee.

     Awards of performance shares will entitle the participant to receive shares of Common Stock based upon the degree of achievement of pre-established performance goals over a period as determined by the Compensation Committee in its discretion. Performance goals will be fixed by the Compensation Committee in its discretion on the basis of such criteria and to accomplish such goals as the Compensation Committee may select. The Compensation Committee will have discretion to determine the employees eligible for performance shares, the duration of each performance period, and the number of shares to be earned on the basis of the Company's performance relative to the established goals. At the end of the performance period, the Compensation Committee will determine the number of performance shares which have been earned on the basis of the Company's performance in relation to the performance goals.

     Awards of performance units will entitle the participant to receive cash based upon the degree of achievement of pre-established performance goals over a performance period as determined by the Compensation Committee. Performance unit awards and performance goals for each performance period will be recommended by the Chief Executive Officer of the Company (other than with respect to awards and goals applicable to the Chief Executive Officer, which are determined by the Board of Directors) and submitted to the Compensation Committee for approval. At the time of grant, a performance valuation schedule (other than for the Chief Executive Officer) will be recommended by the Chief Executive Officer of the Company, subject to approval by the Compensation Committee in its discretion, which schedule will set ultimate performance-unit values which correspond to various levels of performance of the Company in relation to the performance goals. The performance valuation schedule for the Chief Executive Officer will be recommended by the Compensation Committee and approved by the Board of Directors of the Company. At the end of a performance period the Compensation Committee will review the actual performance of the Company and determine the amount of award payouts, if any.

     In the event of a participant's termination of employment prior to the exercise of share options granted under the 1996 Plan, if such termination is for cause, in general, the outstanding stock options will be canceled. If the termination is other than for cause, in general, the stock options will expire 90 days following the termination of employment, subject to the discretion of the Compensation Committee. Notwithstanding the general rules described above, the Compensation Committee may rescind the right to exercise stock options following termination of employment if the participant engages in competition with or otherwise engages in activity which is adverse to the Company. In addition, the exercise period for incentive stock options may not extend beyond the period allowed by the Internal Revenue Code of 1986, as amended.

     In the event of a participant's termination of employment prior to satisfaction of conditions related to outstanding performance share awards, restricted stock awards and performance units awards for reasons other than discharge or resignation, a participant or his estate or beneficiary, in the sole discretion of the Compensation Committee, may be entitled to receive a pro rata number of shares (or amount of cash in the case of performance units) with respect to the Award. In the event of a termination of employment due to resignation or discharge, the Award will be canceled without consideration, subject to the discretion of the Compensation Committee to release restrictions on all or any part of an Award.

     In order to preserve the deductibility of certain compensation expenses relating to the 1996 Plan, the Company has established limits on the maximum number of non-statutory stock options that may be granted under the 1996 Plan to the following executives of the Company: Mr. Autorino, 500,000; Mr. Steiner, 350,000; Mr. Borer, 150,000; and Mr. DiVincenzo, 100,000. In no event shall more than 100,000 options be issuable to any other participant.

     Although the foregoing summarizes the essential features of the 1996 Plan, it is qualified in its entirety by reference to the full text of the 1996 Plan, which is attached as Exhibit "I" to this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                 APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS
                  FOR FISCAL 1996 INCENTIVE COMPENSATION AWARDS
                      FOR CERTAIN EXECUTIVES OF THE COMPANY
                             (ITEM 3 ON PROXY CARD)

     At the Annual Meeting, the shareholders will be asked to approve the material terms of the performance goals for the fiscal 1996 incentive com-pensation awards ("Awards") for certain executives of the Company. Effective for tax years beginning in 1994, the Internal Revenue Code of 1986, as amended, (the "Code"), disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

     On March 28, 1996, the Company's Compensation Committee (the "Committee") established performance goals for the following executives of the Company for fiscal 1996 incentive compensation Awards and the maximum amount payable to such executives if the goals are achieved. The executives covered by these performance goals are (i) the Chairman and Chief Executive Officer, (ii) the Vice-Chairman, (iii) the President and Chief Operating Officer, and (iv) the Senior Vice President -- Administration and Finance, Treasurer and Chief Financial Officer (the "Executives").

     The performance goals and maximum amounts payable for fiscal 1996, as set forth below, are based on the Company's success in substantially achieving or exceeding a target level of $46.7 million of EBITDA, i.e. earnings before interest, taxes, depreciation and amortization, (the "Target").

     1. If the Company fails to achieve more than 90% of the Target, then no incentive compensation shall be paid to the Executives.

     2. To the extent that the Company achieves in excess of 90%, but not more than 100% of the Target, then each Executive shall receive an Award in an amount up to 4% of such Executive's base salary for each percentage point that the Company exceeds the Target.

     3. To the extent that the Company achieves in excess of 100% of the Target, then each Executive shall receive, in addition to the amount described in the preceding paragraph, an Award in an amount up to 2% of such Executive's base salary for each percentage point that the Company exceeds the Target from 100% to 120% of such Target.

     The Committee retains the right to determine the actual amount of in-centive compensation to be awarded to the Executives in fiscal 1996 based on his individual contribution, consistent with the foregoing goals and in an amount no greater than the maximum amounts set forth above.

     Assuming the shareholders approve the material terms of the performance goals as described herein, the Company believes that any such incentive compensation award to the Executives will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the ex-ecutive officers of the Company who are not also directors. The executive officers are elected annually by the Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of the Board.

                                                                   POSITION
                 NAME                    AGE                     WITH COMPANY
                 ----                    ---                     ------------
Paul R. Barry                             31   Senior Vice President -- Business Development
Kenneth M. Dorros                         36   Senior Vice President, General Counsel and
                                               Secretary
Thomas E. Dupont, Jr.                     34   Controller

     PAUL R. BARRY is Senior Vice President -- Business Development. Mr. Barry has been Vice President -- Business Development of the Company since November 1995. Mr. Barry joined the Company in October 1989 as Manager -- Investor Relations. From June 1990 to December 1990 he served as a Regional Director. He then served as a Vice President until November 1992, then became Vice President
- -- Operations until January 1995, and held the position of President of the FMS Division from January 1995 until November 1995. Mr. Barry is a graduate of Massachusetts College of Pharmacy and received an M.B.A. from Rensselaer Polytechnic Institute. Mr. Barry is the son-in-law of Mr. Autorino.

     KENNETH M. DORROS is Senior Vice President, General Counsel and Secre-tary. He has been General Counsel of the Company since June 1986. Mr. Dorros became Secretary in 1987 and he was named a Vice President in 1992 and a Senior Vice President in February, 1996. Prior thereto, he was Assistant General Counsel of ShareTech since 1985. A graduate of Lehigh University, Mr. Dorros received his law degree from the Fordham University School of Law. He is admitted to the bars of New York and Connecticut.

     THOMAS E. DUPONT, JR. is Controller. He has been Controller of the Company since May 1994. From June 1990 to April 1994, Mr. Dupont was a Senior Associate at Coopers & Lybrand. From June 1989 to May 1990 he was associated with the accounting firm of John W. Clegg & Co. Mr. Dupont holds a B.A. degree from the University of Connecticut and an M.B.A. from Bryant College.

                             EXECUTIVE COMPENSATION

1. REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the compensation, including bonus and incentive arrangements, of the Company's Chief Executive Officer and to consider and approve or modify the recommendations of the Chief Executive Officer as to the proposed compensation of each executive officer of the Company and its operating subsidiaries.

     The Committee makes appropriate recommendations concerning executive compensation, and reports to the Board of Directors. Under the supervision, approval and review of the Committee, the Company's compensation policies and programs are designed to motivate, retain and attract management with incentives linked to financial performance of the Company and the value that is delivered to its shareholders. Specifically, the Company's policies and programs endeavor to: (i) link executive compensation to sustainable increases in the financial performance of the Company, where possible, and where not possible, preservation or realization of shareholder value; (ii) provide rewards contingent upon Company performance; (iii) differentiate compensation based upon individual contribution, (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team.

     The Company's objective is to manage the total cash compensation to provide median levels of cash compensation at average levels of corporate and individual performance. Cash compensation consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Company or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board.

     The Chief Executive Officer's salary is determined annually by the Committee based on the Committee's evaluation of a variety of factors, each of which is weighted by each member of the Committee according to his own experience and background. Among the criteria used by each member of the Committee in making his evaluation of the appropriate compensation of the Chief Executive Officer to the Company are: (i) the compensation of the chief executives of competitive entities; (ii) his influence on the performance of the Company through his management skills; (iii) his ability to work with, influence and effectuate the policies of the Board of Directors; (iv) his skill in long range planning for the Company's future growth and activities; and (v) the manner in which he positions the Company to succeed in a highly competitive and diversified market.

     The award and size of any performance bonus are based upon: (i) the executive officer's performance against individual goals; and (ii) the performance of the Company against Company goals. Goals vary from year to year and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors. The Committee also occasionally awards special bonuses in connection with extraordinary transactions by the Company. The bonuses generally are awarded to individuals who make significant contributions towards consummation of the transactions.

     The Committee believes that stock option grants serve as a desirable long-term method of compensation because they closely ally the interests of management with the preservation and enhancement and realization of stockholder value and serve as an additional incentive to promote the success of the Company.

     The Compensation Committee has considered the impact of a recently en-acted provision of the Internal Revenue Code of 1986, as amended (the "Code"), which in certain circumstances disallows income tax deductions for compensation in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation and certain other forms of compensation. The Compensation Committee currently intends to structure the Company's incentive compensation awards and the 1996 Equity Incentive Plan in a manner that complies with the Code's requirements for performance-based compensation to ensure that the Company is entitled to full deductibility of such compensation.

     The Committee believes that the total compensation program for executives of the Company is on a level with the compensation programs provided by other companies facing similar challenges.

                                         Respectfully submitted,

                                         Ajit G. Hutheesing, Chairman
                                         William A. DiBella
                                         Edward J. McCormack, Jr.

2. RECOMMENDATIONS OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer recommends to the Committee the proposed compensation (other than his own) of each executive officer of the Company and its operating subsidiaries.

     In making his evaluation of the performance of an executive officer in his or her area of responsibility, and in formulating his recommendation to the Committee, while the Chief Executive Officer adheres to the criteria and principles enunciated in the Committee's report set forth above, he relies most heavily on the following criteria used by the Committee:

     (a) the executive's influence on the performance of the Company through his or her management skills;

     (b) the executive's skill in long range planning for the Company's fu-ture growth and activities; and

     (c) the manner in which the executive positions the Company to succeed in the future.

                                          Respectfully submitted,

                                          Anthony D. Autorino
                                          Chairman and Chief Executive Officer

     The following table sets forth the annual and long-term compensation awarded or paid to or earned by the Company's Chief Executive Officer and each of the Company's other four most highly paid executive officers (collectively, the "Named Executive Officers") for the fiscal years ended 1995, 1994 and 1993:

                        SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                      ANNUAL COMPENSATION                               COMPENSATION AWARDS
                                      -------------------                               -------------------
                                                                                          SECURITIES
                                                                                            UNDER-
                                                                             RESTRICTED     WRITING
                                           SALARY     BONUS   OTHER ANNUAL      STOCK       OPTIONS       ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR     ($)       ($)    COMPENSATION     AWARDS       (#)(A)     COMPENSATION($)
   ---------------------------      ----     ---       ---    ------------     ------       ------     ---------------
Anthony D. Autorino .............   1995   330,000   50,000         --            --          --            55,944(b)
  Chairman, President and           1994   325,808   15,000         --            --        120,000         57,528(c)
  Chief Executive Officer           1993   269,280   12,500         --            --         50,000          4,947(d)

Ronald E. Scott(e) ..............   1995   211,955     --           --            --          --            63,298(f)
  Vice Chairman, Executive
  Vice President and Chief
  Operating Officer

Vincent Divencenzo ..............   1995   112,000   25,000         --            --         10,000          9,374(g)
  Senior Vice President --
  Administration, Chief Financial
  Officer and Treasurer

James D. Rivette(h) .............   1995   102,000   15,000         --            --          --             4,870(i)
  President -- STS Division

Paul R. Barry ...................   1995    82,917   20,000         --            --         10,000          2,599(j)
  Senior Vice President --
  Business Development

- --------
(a)  Represents  options  granted  pursuant to the  Company's  1987 Stock Option
     Plan.

(b) Represents the market value of 1,045 shares of the Company's Common Stock contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan. Under this plan, the Company makes contributions in Company Common Stock equal in value to 50% of an employees contributions. In 1995, the employee contribution could not exceed 20% of the employees' salary, and the Company contribution could not exceed 5% of the employees' salary. Company contributions are made monthly and the Common Stock is valued at the closing (bid) price on the last day of the month in which a contribution is made. Also includes $450 paid by the Company for Mr. Autorino's benefit for life insurance through the Company's group life insurance policy and $47,448 for additional life insurance. Also includes $4,028 for automobile lease expenses and $4,018 for supplemental disability insurance. Also includes options granted to Mr. Autorino on December 26, 1995 to purchase 60,000 shares of Shared Technologies Cellular, Inc. common stock owned by the Company at a purchase price equal to $2.50 per share.

(c) Represents the market value of 1,351 shares of the Company's Common Stock contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan. Also includes $450 paid by the Company for Mr. Autorino's benefit for life insurance through the Company's group life insurance policy.

(d) Represents the market value of 886 shares of the Company's Common Stock contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan. Also includes $450 paid by the Company for Mr. Autorino's benefit for life insurance through the Company's group life insurance policy.

(e) Mr. Scott ceased to be an officer and director of the Company on February 7, 1996.

(f) Represents the market value of 1,035 shares of the Company's Common Stock contributed to Mr. Scott's account under the Company's Savings and Retirement Plan. Also includes $174 paid by the Company for Mr. Scott's benefit for life insurance through the Company's group life insurance policy and $22,554 for additional life insurance for Mr. Scott's benefit paid for by the Company. Also includes $6,000 for automobile lease expenses, $3,227 for supplemental disability insurance and a moving allowance of $31,344. As of February 7, 1996, Mr. Scott ceased to be an officer and director of the Company.

(g) Represents the market value of 973 shares of the Company's Common Stock contributed to Mr. DiVincenzo's account under the Company's Savings and
     Retirement Plan. Also includes $174 paid by the Company for Mr. DiVincenzo's benefit for life insurance through the Company's group life insurance policy and $4,370 for additional life insurance for Mr. DiVincenzo's benefit paid for by the Company. Also includes $4,269 for automobile lease expenses and an $561 for supplemental disability insurance. Also includes options granted to Mr. DiVincenzo on December 26, 1995 to purchase 50,000 shares of Shared Technologies Cellular, Inc. common stock owned by the Company at a purchase price equal to $2.50 per share.

(h)  Mr. Rivette ceased to be an officer of the Company on March 13, 1996.

(i) Represents the market value of 759 shares of the Company's Common Stock contributed to Mr. Rivette's account under the Company's Savings and Retirement Plan. Also includes $174 paid by the Company for Mr. Rivette's benefit for life insurance through the Company's group life insurance policy and $2,430 for additional life insurance for Mr. Rivette's benefit paid for by the Company. Also includes $1,598 for automobile lease expenses and an $668 for supplemental disability insurance.

(j) Represents the market value of 713 shares of the Company's Common Stock contributed to Mr. Barry's account under the Company's Savings and Retirement Plan. Also includes $54 paid by the Company for Mr. Barry's benefit for life insurance through the Company's group life insurance policy and $775 for additional life insurance for Mr. Barry's benefit paid for by the Company. Also includes $1,548 for automoHbile lease expenses and $221 for supplemental disability insurance.

     Employment Agreements. As of March 13, 1996, the Company entered into two-year Employment Agreements with Messrs. Autorino, Borer, DiVincenzo and Steiner providing for base salaries of $500,000, $250,000, $150,000 and $350,000, respectively.

     The Company has also entered into employment agreements with approxi-mately 20 employees providing for severance payments including up to 15 months of base pay and bonus. With respect to employment agreements for certain senior managers, payments amounting in the aggregate to up to $5 million would be payable in the event of a change of control of the Company.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of stock options during the fiscal year ended December 31, 1995 to the Named Executive
Officers:

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                            RATES OF STOCK
                                                                                          PRICE APPRECIATION
                                                     INDIVIDUAL GRANTS                      FOR OPTION TERM
                                                     -----------------                      ---------------
                                    NUMBER OF    % OF TOTAL
                                    SECURITIES    OPTIONS
                                    UNDERLYING   GRANTED TO
                                     OPTIONS     EMPLOYEES    EXERCISE OR
                                     GRANTED     IN FISCAL     BASE PRICE   EXPIRATION
              NAME                    (#)(A)      YEAR(B)        ($/SH)        DATE       5% ($)     10% ($)
              ----                    ------      -------        ------        ----       ------     -------
Anthony D. Autorino                     --           --           --            --          --          --
Vincent DiVincenzo                    10,000         25          4.125        8/31/05     25,942      65,742
Ronald E. Scott                         --           --           --            --          --          --
Paul R. Barry                         10,000         25          4.125        8/31/05     25,942      65,742
James D. Rivette                        --           --           --            --          --          --

- --------

(a) Options to acquire shares of Common Stock of the Company granted pursuant to the Company's 1987 Stock Option Plan. All options are exercisable at a price equal to the fair market value of the Common Stock of the Company on the date of grant.

(b) Based on a total of 40,000 options granted during the fiscal year ended December 31, 1995.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

     No options were exercised during the fiscal year ended December 31, 1995. The following table presents information concerning the value of unexercised stock options at the end of the fiscal year ended December 31, 1995 with respect to the Named Executive Officers.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS/SARS           IN-THE-MONEY OPTIONS/SARS
                                                         AT FISCAL YEAR-END            AT FISCAL YEAR-END
                       NAME                         (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
                       ----                         ---------------------------   ---------------------------
Anthony D. Autorino                                       214,584/46,666               $161,417/$18,333
Vincent DiVincenzo                                         36,667/45,833               $  7,083/$14,167
Ronald E. Scott                                                --/--                         --/--
Paul R. Barry                                              22,917/33,333               $  5,833/$11,667
James D. Rivette                                           24,167/18,333               $  5,000/$10,000

                              SECURITIES OWNERSHIP

     The following table sets forth certain information as of April 24, 1996, with respect to the Common Stock owned by (a) each director of the Company, (b) the Named Executive Officers, (c) all directors and executive officers of the Company as a group, and (d) each person who is known by the Company to own beneficially more than 5% of the Common Stock. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the persons listed in the table.

                                                                                       PERCENTAGE OF
                                                                  NUMBER OF SHARES      COMMON STOCK
                   NAMES AND ADDRESSES(A)                      BENEFICIALLY OWNED(B)    OUTSTANDING
                   ----------------------                      ---------------------    -----------
DIRECTORS AND OFFICERS
Anthony D. Autorino  .......................................         1,158,279(c)            7.8%
  Chairman, Chief Executive Officer and Director
Paul R. Barry  .............................................           100,281(d)            *
  Senior Vice President, Business Development
Mel D. Borer  ..............................................                 0               *
  President, Chief Operating Officer and Director
Thomas H. Decker  ..........................................            14,750(e)            *
  Director
William A. DiBella  ........................................            51,663(f)            *
  Director
Vincent DiVincenzo  ........................................            39,363(g)            *
  Director, Senior Vice President -- Administration and Finance,
  Treasurer and Chief Financial Officer
Natalia Hercot  ............................................                 0               *
  Director
Ajit G. Hutheesing  ........................................           309,957(h)            2.1%
  Director
Edward J. McCormack, Jr.  ..................................           107,677(i)            *
  Director
Jo McKenzie  ...............................................             9,575(j)            *
  Director
Donald E. Miller ...........................................                 0               *
  Director
Jeffrey J. Steiner  ........................................         3,838,176(l)           20.7%
  Vice Chairman and Director
All directors and executive officers as a group (14 persons)         5,681,096(m)           37.3%

                                                                                       PERCENTAGE OF
                                                                  NUMBER OF SHARES      COMMON STOCK
                   NAMES AND ADDRESSES(A)                      BENEFICIALLY OWNED(B)    OUTSTANDING
                   ----------------------                      ---------------------    -----------
PRINCIPAL STOCKHOLDERS
Access Trust and Stuart M. Crow, Trustee  ..................         1,068,805(n)           7.12%
  2001 Ross Avenue, Suite 3200
  Dallas, TX 75201
Rhi Holdings, Inc.  ........................................         9,921,568(l)           53.8%
  300 West Service Road
  Chantilly, VA 22021
Zesiger Capital Group LLC  .................................         1,792,325(o)           11.8%
  320 Park Avenue
  New York, NY 10022

- --------
*    Less than 1%

(a) The mailing address of each of the Company's directors and executive officers is c/o Shared Technologies Fairchild Inc., 100 Great Meadow Road, Wethersfield, Connecticut 06109.

(b) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares believed to be held beneficially by spouses and minor children. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each stockholder possesses sole voting and investment power with respect to the shares listed opposite such stockholder's name, except as otherwise indicated.

(c) Includes 214,584 shares currently issuable upon exercise of options. Also includes 93,750 shares owned of record by Mr. Autorino's spouse, as to which Mr. Autorino disclaims beneficial ownership. Also includes 5,827 shares owned by Mr. Autorino through the Company's Savings and Retirement Plan. Also includes 11,500 shares of Series D Preferred Stock, which are convertible into 11,500 shares of Common Stock, and 11,500 Common Stock Purchase Warrants, which are convertible into an additional 11,500 shares of Common Stock. Also includes 17,500 shares of Series D Preferred Stock owned of record by Mr. Autorino's spouse and 17,500 Common Stock Purchase Warrants also owned by her, as to which shares and warrants Mr. Autorino disclaims beneficial ownership.

(d) Includes 22,917 shares currently issuable upon exercise of options. Also includes 60,000 shares owned of record by Mr. Barry's spouse and 11,050 shares owned by Mr. Barry's children as to which Mr. Barry disclaims beneficial ownership. Also includes 1,600 shares owned through the Company's Savings and Retirement Plan. Mr. Barry is the son-in-law of Mr. Autorino, the Chairman, Chief Executive Officer and Director of the Company. Mr. Autorino disclaims beneficial ownership of any shares owned of record by Mr. Barry, his spouse or his children.

(e)  Includes 8,750 shares currently issuable upon exercise of options.

(f) Includes 22,913 shares currently issuable upon exercise of options. Also includes 28,750 shares owned of record by Mr. DiBella's spouse, as to which Mr. DiBella disclaims beneficial ownership.

(g) Includes 36,667 shares currently issuable upon exercise of options. Also includes 2,244 shares owned by Mr. DiVincenzo through the Company's Savings and Retirement Plan.

(h) Includes 5,000 shares currently issuable upon exercise of options. Also includes a Common Stock Purchase Warrant which is convertible into 298,957 shares of Common Stock which is owned of record by International Capital Partners, Inc., of which Mr. Hutheesing is the Chairman, Chief Executive Officer and a stockholder.

(i) Includes 9,500 shares currently issuable upon exercise of options. Also includes 65,135 shares owned of record by Mr. McCormack's spouse, as to which Mr. McCormack disclaims beneficial ownership.

(j)  Includes 9,575 shares currently issuable upon exercise of options.

(k) Includes 14,575 shares currently issuable upon exercise of options. Also includes 2,625 shares owned of record by Overseas and Foreign Investors Inc., of which Mr. Oakes is an officer. Also includes 1,687 shares owned of record by L&H International, Inc., of which Mr. Oakes is an officer, director and stockholder and 2,187 shares owned of record by H.L. Oakes & Co., Inc., of which Mr. Oakes is an officer, director and principal. Also included are 6,812 shares owned of record by Overseas & Foreign Managers, Inc., of which Mr. Oakes is an officer.

(l) Mr. Steiner owns Class A shares and Class B shares of the common stock of The Fairchild Corporation ("TFC"). Class A shares are entitled to one vote per share and Class B shares are entitled to ten votes per share. Each Class B share is immediately convertible into one Class A share. Mr. Steiner owns both Class A shares and Class B shares and, accordingly, his voting power in TFC is greater than his economic ownership in TFC. As of December 31, 1995, Mr. Steiner beneficially owned 3,687,388 Class A shares (27.4% of the outstanding Class A shares) and 2,569,996 shares of Class B shares (95.3% of the outstanding Class B shares). Such Class A shares and Class B shares represents 38.7% of the Class A and Class B shares and 72.7% of the combined voting power of all outstanding capital stock at TFC as of December 31, 1995. Such amounts exclude options and warrants of TFC held by Mr. Steiner. TFC owns all the issued and outstanding capital stock of RHI Holdings, Inc. ("RHI"), which owns 6.0 million shares of Common Stock and 250,000 shares of Convertible Preferred Stock which are convertible into 3,921,568 shares of Common Stock. For purposes of Mr. Steiner's beneficial ownership of the Company, beneficial ownership represents Mr. Steiner's economic ownership of TFC. However, through his ownership of TFC Class B stock and his positions with TFC and RHI, Mr. Steiner may be deemed to beneficially own all of the Common Stock owned by RHI.

(m) Includes a total of 361,564 shares which officers and directors of the Company have the right to acquire under outstanding stock options. Also includes 29,000 shares of Series D Preferred Stock currently convertible into 29,000 shares of Common Stock and 29,000 Common Stock Purchase Warrants, as set forth in footnote (c) above. Also includes 298,957 shares of Common Stock issuable upon conversion of a Common Stock Purchase Warrant, as set forth in footnote (h) above. Also includes 12,606 shares owned by officers and directors through the Company's Savings and Retirement Plan.

(n) Includes 197,500 shares currently issuable upon exercise of Common Stock Purchase Warrants.

(o) Includes 746,325 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants.

                          CUMULATIVE SHAREHOLDER RETURN

     The following graph and chart compare the cumulative annual stockholder return on the Company's Common Stock over the period commencing December 31, 1990 through December 29, 1995 to that of "Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies)" and the CRSP Total Return Index for Standard Industrial Classification Code 4890--Communication Services, Not Elsewhere Classified ("SIC Code Index") assum-ing the investment of $100 on December 31, 1990. In calculating total annual stockholder return, reinvestment of dividends is assumed. The stock performance graph and chart below are not necessarily indicative of future price performance.

     Line Graph using plot points shown in table below:

                          12/31/90   12/31/91   12/31/92   12/31/93   12/30/94   12/29/95
 Shared Technologies       $100.00    $ 27.80    $ 22.00    $ 14.20    $ 16.00    $ 14.40
 NASDAQ                    $100.00    $160.50    $186.80    $214.50    $209.70    $296.60
 SIC Code Index            $100.00    $154.60    $151.10    $228.70    $157.70    $233.60

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of December 31, 1995, approximately $288,000 had been paid for life insurance premium payments made on behalf of Anthony D. Autorino, the Com-pany's Chairman and Chief Executive Officer. The amount was repaid from the proceeds of a $2,500,000 face value life insurance policy which was owned by Mr. Autorino and whose estate was the beneficiary. In January 1994, the beneficiary on the policy was changed from Mr. Autorino's estate to the Company in order to reduce the premium payments required by the Company. As of December 31, 1995, the amount due to the Company related to premiums paid exceeded the cash surrender value of the policy by $130,000. Accordingly, Mr. Autorino has agreed to reimburse the Company for this amount.

     In January 1995, the Company sold 300,000 shares of its Common Stock through a private placement offering with the assistance of Oakes, Fitzwilliams & Co. Limited, ("O&F"), of which Herbert L. Oakes, Jr., a former director of the Company, is a managing director. O&F received compensation from the Company for such assistance in the amount of $102,000 and a warrant to purchase 30,000 shares of the Company's Common Stock for $5.00 per share. The Company believes that these fees are comparable to fees that would be charged by an unrelated third party providing similar services.

     In December 1995, the Company granted options to Messrs. Autorino, Di-Vincenzo, DiBella, Decker and International Capital Partners, Inc., of which Mr. Hutheesing is Chairman and Chief Executive Officer, to purchase 60,000, 50,000, 20,000, 20,000 and 40,000 shares, respectively, of Shared Technologies Cellular, Inc. common stock owned by the Company at a purchase price equal to $2.50 per share.

     On December 29, 1995, the Company's majority-owned subsidiary, Shared Technologies Cellular, Inc. ("STC"), effected a $3 million private placement of certain shares of STC stock. The shares were sold to certain investors represented by ICP Investments, Inc. ("ICP"), an affiliate of International
Capital Partners, Inc. ("Partners"). Ajit G. Hutheesing, a Director of the Company, is Chairman and Chief Executive Officer of Partners. In connection with the offering, ICP received a fee of $300,000 and a warrant to purchase 150,000 shares of STC common stock at an exercise price of $2.50 per share, subject to certain adjustments.

                             INDEPENDENT ACCOUNTANTS

     Rothstein, Kass & Company, P.C. audited the Company's financial state-ments for the fiscal year ended December 31, 1995. Rothstein, Kass & Company, P.C. has no direct or indirect material financial interest in the Company or its subsidiaries. The Board of Directors has not yet selected independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 1996. It was the determination of the Board of Directors that the Company should not be obligated at this time to retain a specific firm of independent accountants. However, the Company has agreed pursuant to its credit agreement with Credit Suisse and certain other lenders, to appoint as the Company's auditors an independent accounting firm acceptable to the Company's lenders.

     No representatives of Rothstein, Kass & Company, P.C. are expected to be present at the Annual Meeting of Stockholders or to make a statement or respond to questions from stockholders.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting of Stockholders. However, if any other matters are properly presented at the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for out-of-pocket expenses thereby incurred.

                              STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for consideration at the Company's next annual meeting of stockholders, which is currently scheduled to be held on May 15, 1997, must submit the proposal to the Company so that it is received at the principal executive offices of the Company, 100 Great Meadow Road, Wethersfield, Connecticut 06109, on or before January 20, 1997. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION

     In accordance with the provisions of Item 405 of Regulation S-K, the Company knows of no delinquent filings under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1995 other than a Form 4 report for the spouse of Edward J. McCormack, Jr. in connection with the sale of 1,200 shares of Common Stock, which was required to be filed on or before December 10, 1995 but was filed in January, 1996.

                                    FORM 10-K

     A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EX-CHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, SHARED TECHNOLOGIES FAIRCHILD INC., 100 GREAT MEADOW ROAD, WETHERSFIELD, CONNECTICUT 06109.

                                                                       EXHIBIT I

                       SHARED TECHNOLOGIES FAIRCHILD INC.
                           1996 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

     The purpose of the SHARED TECHNOLOGIES FAIRCHILD INC. 1996 EQUITY IN-CENTIVE PLAN (the "Plan") is to attract and retain key employees and con-sultants, to provide an incentive for them and other persons having a business relationship with the Company to assist the Company achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

SECTION 2. DEFINITIONS

     "AFFILIATE" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

     "AWARD" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

     "BOARD" means the Board of Directors of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means a committee of not less than three members of the Board appointed by the Board to administer the Plan, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision.

     "COMMON STOCK" or "STOCK" means the Common Stock, $0.004 par value per share, of the Company.

     "COMPANY" means Shared Technologies Fairchild Inc., a Delaware corpo-ration.

     "DESIGNATED BENEFICIARY" means the beneficiary designated by a Partic-ipant, in a manner determined by the Committee, to receive amounts due or exercise the rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

     "FAIR MARKET VALUE" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Com-mittee in good faith or in the manner established by the Committee from time to time.

     "INCENTIVE STOCK OPTION" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

     "NONSTATUTORY STOCK OPTION" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

     "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option.

     "PARTICIPANT" means a person selected by the Committee to receive an Award under the Plan.

     "PERFORMANCE CYCLE" or "CYCLE" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "PERFORMANCE SHARES" means shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

     "REPORTING PERSON" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

     "RESTRICTED PERIOD" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

     "RESTRICTED STOCK" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

     "STOCK APPRECIATION RIGHT" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

     "STOCK UNIT" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

SECTION 3. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the Participants who are not Reporting Persons and a maximum for any one Participant.

SECTION 4. ELIGIBILITY

     All employees and consultants of, and other persons having a business relationship with, the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

SECTION 5. STOCK AVAILABLE FOR AWARDS

     (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 1,500,000 shares of Common Stock; provided, however, that awards for no more than 500,000 shares of Common Stock may be made to any one Participant. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, may equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

     (c) Notwithstanding any other provision of the Plan, no more than 1,500,000 shares of Common Stock shall be cumulatively available for the award of Incentive Stock Options; provided that to the extent an Incentive Stock Option expires or is terminated unexercised or is forfeited for any reason the shares which were subject to such Option may again be awarded as Incentive Stock Options.

SECTION 6. STOCK OPTIONS

     (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to, and comply with,
Section 422 of the Code or any successor provision, and any regulations thereunder.

     (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and not less than 50% of the Fair Market Value of the Common Stock on the date of award with respect to Nonstatutory Stock Options.

     (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that no Option may be transferable otherwise than by will or the laws of descent and distribution. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

     (e) The Committee may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.

SECTION 7. STOCK APPRECIATION RIGHTS

     (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs shall have an exercise price of not less than 50% of the Fair Market Value of the Common Stock on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option.

     (b) An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

SECTION 8. PERFORMANCE SHARES

     (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Per-formance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

     (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

     (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

SECTION 9. RESTRICTED STOCK

     (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

     (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

SECTION 10. STOCK UNITS

     (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

     (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

SECTION 11. GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 and any successor provision, (i) any Common Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six months after acquisition, except in case of death or disability and (ii) any Option, SAR or other similar right related to an equity security, issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution, shall not be exercisable for at least six months except in the case of death or disability, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

     (b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

     (c) Committee Discretion. Each type of Award may be made alone, in addition to, or in relation to any other type of Award. The terms of each type of Award need not be identical, and the committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

     (d) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

     (e) Dividends and Cash Awards. In the discretion of the Committee, any Awards under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

     (f) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

     (g) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

     (h) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

     (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 12. MISCELLANEOUS

     (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to employment or continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

     (c) Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective on February 2, 1996. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934 or any successor provision.

     (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                       SHARED TECHNOLOGIES FAIRCHILD INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Anthony D. Autorino and Vincent DiVin-cenzo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Shared Technologies Fairchild Inc. held of record by the undersigned on April 23, 1996 at the Annual Meeting of Stockholders to be held on May 10, 1996, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1,2 and 3.

     Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

1. To elect one class of four directors.
    [ ] FOR all nominees.      [ ] WITHHELD from all nominees.
    FOR, except vote withheld from the following nominee(s):

- --------------------------------------------------------------------------------
2. To ratify the adoption of an incentive
   stock option plan.                            [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. To approve the material terms of the
   performance goals for the fiscal 1996
   incentive compensation awards for certain
   executives of the Company.                    [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   (PROXY IS CONTINUED AND IS TO BE SIGNED AND DATED ON THE OTHER SIDE)

       ACCOUNT NUMBER              NUMBER OF VOTES        PROXY NO.

                                                 Dated: __________________ ,1995

                                                 -------------------------------

                                                 -------------------------------
                                                          (Signatures)



                                                 -------------------------------

                                                 -------------------------------
                                                           New Address

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AND USE THE ENCLOSED ENVELOPE.